UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2014 (May 20, 2014)

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 20, 2014, Shore Bancshares, Inc., or the Company, and its wholly-owned bank subsidiaries, CNB, a Maryland commercial bank with trust powers, and The Talbot Bank of Easton, Maryland, a Maryland commercial bank, which collectively are referred to as the Banks, entered into an underwriting agreement, or the Underwriting Agreement, with Sandler O’Neill + Partners, L.P., as underwriter, to issue and sell 3,600,000 shares of the Company’s common stock, par value $0.01 per share, or Common Stock, at a public offering price of $8.25 per share in an underwritten public offering, or the Offering. As part of the Offering, the Company granted the underwriter a 30-day option to purchase up to an additional 540,000 shares of Common Stock to cover over-allotments, if any. The underwriting discounts and commissions were $0.495 per share sold in the Offering. The net proceeds of the Offering, after underwriting discounts and expenses, and without exercise of the underwriter’s over-allotment option, will be approximately $27.5 million.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement.  These representations, warranties and covenants are not factual information to investors about the Company or the Banks. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K.

Pursuant to the Underwriting Agreement, directors and certain executive officers of the Company and the Banks entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The offer and sale of shares of Common Stock to be sold in the Offering have been registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-195527) declared effective by the Securities and Exchange Commission on May 8, 2014, or the Registration Statement. The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated May 20, 2014.

Item 8.01 Other Events.

On May 21, 2014, the Company issued a press release announcing the pricing of the public offering, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement
5.1	Opinion of Patton Boggs LLP
23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1)
99.1	Press Release, dated May 21, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: May 21, 2014	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number	Description

1.1	Underwriting Agreement
5.1	Opinion of Patton Boggs LLP
23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1)
99.1	Press Release, dated May 21, 2014

3